EMPLOYMENT AGREEMENT
                                Terrence D. Kubly


This Agreement, is made and dated as of April 1, 1998, by and between Bryan Steam Corporation, a New Mexico corporation ("Employer"), and Terrence D. Kubly, a resident of Miami County, Indiana ("Employee").


                                   WITNESSETH

         WHEREAS, Employee has been employed by Employer and has made valuable contributions to the profitability and financial strength of Employer;

         WHEREAS, Employer desires to encourage Employee to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

         WHEREAS, Employee desires to be assured of a secure reasonable and commensurate compensation from Employer for his services over a defined term;

         WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of a change of control of Employer;

         WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee by Employer, each intending to be legally bound, covenant and agree as follows:

         1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as Employer's Manager of Consulting or another position commensurate with Employee's experience and ability, and Employee accepts such employment.

         2. Employee agrees to serve as Employer's Manager of Consulting or such other position, and to perform such duties in that office as may be prescribed by the Employer's Bylaws and as may reasonably be assigned to him by Employer's

                  President or Board of Directors and those generally associated with the office held by Employee as determined by the President or Board of Directors from time to time.

                  Employer shall not, without the written consent of Employee, relocate or transfer Employee to a location more than 30 miles from his current employment location. While employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business and the business of its subsidiaries.

         3. The term of this Agreement shall be for an initial term of three (3) years commencing on April 1, 1998 (the "Effective Date"), and terminating March 31, 2001; provided, however, that such term shall be extended for an additional year on each annual anniversary of the Effective Date, unless either party thereto gives written notice to the other party not to so extend within the period of ninety (90) days prior to an anniversary, in which case no further extension shall occur and the term of this Agreement shall end two years subsequent to the annual anniversary immediately following the anniversary prior to which the notice not to extend for an additional year is given (such term, including any extension thereof shall herein be referred to as the "Term").

         4. Employee shall receive an annual salary of $66,500 ("Base Compensation"), payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increase his Base Compensation.

         5. So long as Employee is employed by Employer pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans generally available to employees of Employer, consistent with his Base Compensation and his position with Employer, including, without limitation, any 401(k) plan, stock incentive plan, employee stock purchase or ownership plan, bonus plan, and group life and disability insurance plans.

         6. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement, either directly or through use of an Employer credit card, from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Employee no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to office space and working conditions no less favorable than those in effect for him on the date hereof.

         7. Employee's employment with the Employer may be terminated prior to the expiration of the Term as follows:

                  (A) The Employer may immediately upon written notice terminate Employee for cause. "Cause" shall be defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty involving personal profit, (iv) intentional failure to perform stated duties, (v) conviction of a violation of any law, rule, or regulation (other than traffic violations or similar offenses) or cease-and-desist order, (vi) moral turpitude reflecting adversely on the reputation of the Employer, or (vii) any material breach of any term, condition or covenant of this
                           Agreement. The Employer shall have no further liability to Employee under this Agreement for any period subsequent to the termination for Cause.

                  (B) Either party may terminate this Agreement during the Term without Cause, upon thirty (30) days prior written notice to the other party. If the Employer terminates the Employee without Cause (as defined above), or if Employee terminates his employment for Good Reason (as defined below):

                           (i) Compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the notice of termination; and any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans;

                           (ii) In addition, the Employer shall pay the Employee a lump sum severance payment equal to fifty percent (50%) of Employee's total salary and bonus compensation (excluding any transaction bonus under Section 9) for the immediately preceding calendar year plus, if a Change of Control has occurred, any unpaid installment of any transaction bonus due under Section 9 (or which would otherwise later become due under Section 9); and

                           (iii) In addition, for one (1) year following termination, Employer will maintain in full force and effect for the continued benefit of Employee and his dependents each employee medical and life benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent benefit is provided by another source. If the terms of any employee  medical and life  benefit  plan of
                                    Employer  or  applicable  laws do not permit
                                    continued    participation    by   Employee,
                                    Employer will arrange to provide to Employee
                                    a benefit  substantially  similar to, and no
                                    less  favorable  than,  the  benefit  he was
                                    entitled  to receive  under such plan at the
                                    end of the period of coverage.  The right of
                                    Employee  to  continued  coverage  under the
                                    health  and  medical   insurance   plans  of
                                    Employer  pursuant  to Section  4980B of the
                                    Internal  Revenue  Code of 1986,  as amended
                                    (the  "Code")   shall   commence   upon  the
                                    expiration of such period; and

                           (iv) Employer will engage at Employer's cost an out placement firm to assist Employee to locate an alternative position for Employee for a period of one (1) year; provided, that Employer may terminate such firm's engagement if Employee fails to attend two or more interviews arranged by such firm or if Employee is offered any position that would provide a base compensation of at least 80% of Employee's Base Compensation on the date of termination. Employer will make available reasonable office space and telephone usage for a period not to exceed ninety (90) days after terminations.

                           For purposes of this Agreement, "Good Reason" for Employee to terminate his employment with Employer means: a material breach of any term, condition or covenant of Employer under this Agreement.

                  (C) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for a consecutive 180 day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

         8. To induce Employer to enter into this Agreement, Employee hereby agrees as follows:

                  (A) Unless otherwise required to do so by law, including the order of a court or governmental agency, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODEss.24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm, corporation or other entity , other than Employer or upon its written request, or use any such trade secrets or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm, corporation or other entity other then Employer, because such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

                  (B) For a period of six (6) months after termination of Employee's employment with Employer for any reason, Employee shall not (a) compete, directly or indirectly, in any state or province of the U.S. or Canada where Employer has a sales representative or sold products within the 12 months prior to Employee's termination, with the business of Employer as conducted during the term of this Agreement (which business shall include the manufacture or sale of any products manufactured or sold by Employer during the 12 months prior to Employee's termination), or have any significant interest (including any interest or association, including but not limited to, that of owner, part owner, partner, shareholder, director, officer, employee, agent, consultant, lender or advisor) in any person, firm or entity which competes with Employer's business in the area described above (each such person, firm or entity is referred to as "Competitor"); (b) solicit or accept business for or on behalf of any Competitor; or (c) solicit, induce or persuade, or attempt to solicit, induce or persuade, any person to work for or provide services to or provide financial assistance to, any Competitor.

                  (C) If Employee's employment by Employer is terminated for any reason, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, records, drawings, credit reports, credit cards, or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

                  (D)      Employee  acknowledges  that  the  covenants  of this
                           Section 8 are reasonable in scope and duration and reasonably necessary and appropriate to protect the goodwill and other appropriate interests of Employer following Employee's termination and that any violation of such covenants by Employee would result in irreparable harm to Employer, for which any remedy at law would be inadequate. In addition to any other remedy to which it may be entitled, Employer shall be entitled to equitable relief, including specific performance, for any violation of Section 8.

                  (E) Employee shall, and hereby authorizes Employer to, inform any successor or prospective employer of Employee of the terms of this Section 8. Any such disclosure by Employer and any effort by Employer to seek Employee's compliance with this covenant, even if such effort shall require that Employee perform different duties for such successor employer or delay his employment by such employer, is hereby expressly authorized by Employee and shall not be deemed a violation of any "blacklisting" or similar law.

         9. If there is a Change of Control of Employer as defined below, Employee shall be paid a transaction bonus in the amount of $8,000 payable one-half on the date of the Change of Control and one-half on the date six (6) months after the Change of Control, so long as Employer's Board of Directors shall not have determined on a reasonable basis and in good faith (prior to any installment date) that Employee has failed to comply with the Bonus Conditions. "Bonus Conditions" means:

                  (A) Employee has cooperated fully with Employer and its advisors and, to the extent directed by Employer, any party who is engaged or may engage in negotiations with Employer, regarding any proposed transaction involving Employer or its shareholders;

                  (B) Employee shall not have engaged in any activity intended to discourage any such interested party from engaging in any such transaction or disparaging the Employer, its condition, assets or prospects, in the eyes of any such party;

                  (C) Employee shall have continued to perform his duties for Employer with at least the same level of diligence and performance as characterized Employee's performance prior to the Effective Date; and

                  (D) Employee shall not be in breach of any provision of this Agreement.

Disclosure or statements made by Employee in good faith in response to appropriate requests from third parties or instructions by Employer that Employee reasonably believes to be truthful shall not violate the Bonus Conditions.

For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger of consolidation), in one or a series of related transactions, of all or substantially all of the assets of Employer and it subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including, without limitation, any merger of consolidation) the result of which is that any "person" as defined above, becomes the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of Employer or (iii) the first day on which a majority of the members of the Board of Directors of Employer are not Continuing Directors. Notwithstanding the foregoing, a "Change of Control" shall not occur and no transaction bonus will be payable if the person that acquires assets or stock of Employer under part (i) or (ii) of the foregoing definition, is an Employer sponsored employee stock ownership plan, H. Jesse McVay, a management group led by H. Jesse McVay or a person whose participation in such transaction was supported or sponsored by such management group. "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Employer who (i) was a member of such Board of Directors on the date hereof or
(ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

         10. Any termination of Employee's employment with Employer as contemplated by Section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Section 7 based on Cause or Good Reason shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         11. If a dispute arises regarding the termination of Employee pursuant to Section 7 hereof or as to the interpretation or enforcement of this Agreement, said dispute shall be resolved by binding arbitration in Indianapolis, Indiana determined in accordance with the rules of the American Arbitration Association. Notwithstanding the foregoing, Employer shall be entitled to seek any remedy in a proceeding at law or in equity in any court having jurisdiction for any breach of
                  Section 8.

         12. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and ben enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

         13. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Employee:           Terrence D. Kubly
                                            100 West Fifth Street
                                            Peru, IN 46970

                  If to Employer:           Bryan Steam Corporation
                                            P.O. Box 27
                                            Peru, Indiana  46970
                                            Attn: Chairman

                  or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14.      The  validity,   interpretation,   and   performance  of  this
                  Agreement shall be governed by the laws of the State of Indiana, regardless of the principles of conflicts of laws.

         15. Employer shall require any successor (whether direct or indirect, by purchase, merger, or consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance reasonably satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

         16. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         17. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full fore and effect. This is the entire agreement between Employer and Employee concerning the subject matter hereof and all prior agreements, written or oral, are superseded.

         18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         19. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 12 and Section 15 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 12 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date first written above.

                                                    "Employer"

                                                     Bryan Steam Corporation

                                                     By: /s/ Albert J. Bishop
                                                     ---------------------------
                                                     Its: Chairman


                                                     "Employee"

                                                     /s/ Terrence D. Kubly
                                                     ---------------------------
                                                     Terrence D. Kubly